UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2017

Ladder Capital Corp

(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36299 (Commission File Number)	80-0925494 (IRS Employer Identification No.)

345 Park Avenue, 8th Floor
New York, New York 10154
(Address of Principal Executive Offices, including Zip Code)

(212) 715-3170
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 8.01 of this Current Report is incorporated in this Item 5.02 by reference.

Item 8.01.                                        Other Events.

On March 3, 2017, Ladder Capital Corp (“Ladder” or the “Company”), Related Real Estate Fund II, L.P. (“Related”), which is an affiliate of The Related Companies, L.P., and certain pre-IPO stockholders of Ladder, including affiliates of TowerBrook Capital Partners, L.P. and GI Partners L.P., closed the previously announced purchase by Related of $80.0 million of Ladder’s Class A common stock (the “Shares”) from the pre-IPO stockholders. The investment was made by a wholly owned subsidiary of Related, which is an opportunity fund with equity commitments of over $1 billion.

As part of the closing of the transaction, Ladder and Related entered into a Stockholders Agreement, dated as of March 3, 2017, pursuant to which Jonathan Bilzin, Managing Director of TowerBrook Capital Partners, L.P., resigned from the Board of Directors, and all committees thereof, and Ladder appointed Richard O’Toole, Executive Vice President and General Counsel of The Related Companies L.P., to replace Mr. Bilzin as a Class II Director on Ladder’s Board of Directors, each effective as of March 3, 2017. The Company thanks Mr. Bilzin for his years of dedicated service to the Company.

In connection with the foregoing, Mr. O’Toole was appointed to the Board’s Audit Committee and Douglas Durst was appointed chair of the Board’s Compensation Committee.

Pursuant to the Stockholders Agreement, Ladder granted to Related a right of first offer with respect to certain horizontal risk retention investments in which Ladder intends to retain an interest and Related agreed to certain standstill provisions.

In addition, as part of the closing of the transaction, Ladder, certain pre-IPO stockholders and Related entered into a Second Amended and Restated Registration Rights Agreement providing, among other things, Related with customary registration rights with respect to the Shares.

In connection with Mr. O’Toole joining the Board of Directors, on March 3, 2017, he was granted restricted shares of the Company’s Class A common stock, pursuant to Ladder’s 2014 Omnibus Incentive Plan, with a grant date fair value of $75,000, which represented 5,130 shares. The restricted shares vest in three equal installments on each of the first three anniversaries of the grant date or upon a change in control of the Company, subject to Mr. O’Toole’s continued service on the Board of Directors.

The foregoing descriptions of the Stockholders Agreement and the Second Amended and Restated Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)                           Exhibits

Exhibit No.	Description of Exhibit
99.1	Stockholders Agreement, dated as of March 3, 2017, by and between Ladder Capital Corp and RREF II Ladder LLC.
99.2

Second Amended and Restated Registration Rights Agreement, dated as of March 3, 2017, by and among Ladder Capital Corp, Ladder Capital Finance Holdings LLLP and each of the Ladder Investors (as defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2017	LADDER CAPITAL CORP

/s/ Marc Fox
Marc Fox
Chief Financial Officer